UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

First Business Financial Services, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FIRST BUSINESS FINANCIAL SERVICES, INC.

Supplement No. 1 to

Proxy Statement dated March 5, 2026

This Supplement No. 1 to the Proxy Statement of First Business Financial Services, Inc. (the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on March 5, 2026 (the “Proxy Statement”) in connection with the Annual Meeting of Shareholders to be held on April 24, 2026, is being filed solely for the purpose of adding the information provided below with respect to Item 2: Approval of the 2026 Equity Incentive Plan (“Item 2”) beginning on page 24 of the Proxy Statement.

Item 2 is hereby supplemented to include the following information:

Adoption of the 2026 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, assuming a quorum is present. Because this proposal is considered a non-routine matter, brokers will not have discretion to vote uninstructed shares. Abstentions and broker non-votes will not be considered votes cast and therefore will have no effect on the outcome of the proposal.

This Supplement does not revise or update any other information set forth in the Proxy Statement, and it should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The date of this Proxy Statement Supplement is March 9, 2026.